
<ARTICLE> 9
<LEGEND>
This schedule contains summary financial information extracted from the Bankers Trust Corporation and Subsidiaries consolidated statement of condition at March 31, 1998 and the consolidated statement of income for the three months ended March 31, 1998 and is qualified in its entirety by reference to such financial statemnts.
</LEGEND>
<MULTIPLIER> 1,000,000

<PERIOD-TYPE>                   3-MOS
<FISCAL-YEAR-END>                          DEC-31-1998
<PERIOD-START>                             JAN-01-1998
<PERIOD-END>                               MAR-31-1998
<CASH>                                            1504
<INT-BEARING-DEPOSITS>                            2068
<FED-FUNDS-SOLD>                                  1630
<TRADING-ASSETS>                                 60363<F1>
<INVESTMENTS-HELD-FOR-SALE>                      12893
<INVESTMENTS-CARRYING>                               0
<INVESTMENTS-MARKET>                                 0
<LOANS>                                          21873
<ALLOWANCE>                                        695
<TOTAL-ASSETS>                                  157537
<DEPOSITS>                                       46341
<SHORT-TERM>                                     46749<F2>
<LIABILITIES-OTHER>                              11694<F3>
<LONG-TERM>                                      17519
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                        658
<COMMON>                                           105
<OTHER-SE>                                        5049
<TOTAL-LIABILITIES-AND-EQUITY>                  157537
<INTEREST-LOAN>                                    418
<INTEREST-INVEST>                                  147
<INTEREST-OTHER>                                   790<F4>
<INTEREST-TOTAL>                                  1989
<INTEREST-DEPOSIT>                                 571
<INTEREST-EXPENSE>                                1587
<INTEREST-INCOME-NET>                              402
<LOAN-LOSSES>                                       60<F5>
<SECURITIES-GAINS>                                 (6)
<EXPENSE-OTHER>                                   1325
<INCOME-PRETAX>                                    308
<INCOME-PRE-EXTRAORDINARY>                         308
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                       222
<EPS-PRIMARY>                                     2.08
<EPS-DILUTED>                                     2.01
<YIELD-ACTUAL>                                    1.47
<LOANS-NON>                                        247
<LOANS-PAST>                                         0
<LOANS-TROUBLED>                                    25
<LOANS-PROBLEM>                                      0
<ALLOWANCE-OPEN>                                   997
<CHARGE-OFFS>                                       54
<RECOVERIES>                                         3
<ALLOWANCE-CLOSE>                                 1006<F6>
<ALLOWANCE-DOMESTIC>                               109
<ALLOWANCE-FOREIGN>                                228
<ALLOWANCE-UNALLOCATED>                            358

<F1>Trading assets are net of allowance of 298.
<F2>Short-term borrowings include the following:
Securities loaned and securities sold under
 repurchase agreements                          21881
Other short-term borrowings                     24868
    Total                                       46749
<F3>Other liabilities include the following:
Accounts payable and accrued expenses            5875
Other liabilities                                5277
Acceptances outstanding                           542
    Total                                       11694
<F4>Other interest income include the following:
Interest-bearing deposits with banks               98
Federal funds sold                                 52
Securities sold under resale agreements           330
Securities borrowed                               275
Customer receivables                               35
    Total                                         790
<F5>Amount represents credit loss provision - trading.
<F6>The Corporation has allocated its total allowance for credit losses as follows: 695 as a reduction of loans, 298 as a reduction of trading assets and 13 as other liabilities related to all other credit-related items.

